                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                  August 18, 2004

                                               THE FIRST BANCSHARES, INC.
                                  ----------------------------------------------
                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                 33-94288                           64-0862173
--------------------------------------               ----------------                   --------------------
(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         6480 US Highway 98 West
         Hattiesburg, Mississippi                                              39402
-----------------------------------------------------------            --------------------
(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (601) 268-8998

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9. Regulation FD Disclosure. On August 18, 2004, The First Bancshares, Inc. mailed a letter to its shareholders announcing that it finished the first six months of 2004 with $181.6 million in assets compared to $165 million at 12/31/03. A copy of this letter is attached hereto as Exhibit 99.1.

Item 12. Results of Operations and Financial Condition. On August 18, 2004, The First Bancshares, Inc. mailed a letter to its shareholders anouncing that it finished the first six months of 2004 with $181.6 million in assets compared to $165 million at 12/31/03. A copy of this letter is attached hereto as Exhibit 99.1.

Exhibit 99.1 - Letter dated August 16, 2004, mailed to shareholders August 18, 2004.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 18, 2004

                                                     THE FIRST BANCSHARES, INC.

                                                     By:    /s/ David E. Johnson
                                                           -------------------------------------------
                                                     Name:    David E. Johnson
                                                     Title:   President, CEO &
                                                              Chairman of the Board

                        Exhibit 99.1 to The First Bancshares, Inc. Form 8-K

The First Bancshares, Inc.

David E. Johnson
President, CEO & Chairman
of the Board

6480 US Highway 98 West
P.O. Box 15549
Hattiesburg, MS 39404

Phone: (601) 268-8998
Fax: (601) 296-9207

djohnson@TheFirstBank.com

                                                              August 16, 2004

Dear Shareholders:

I am pleased to announce that The First Bancshares, Inc. finished the first six months of 2004 with $181.6 million in assets compared to $165 million at 12-31-03. Total loans increased $23.7 million and deposits increased by $8.5 million.

After tax earnings for the first six months improved to $629 thousand compared to $560 thousand for the same period in 2003. Earnings per share improved to $.54.

Growth was achieved while at the same time decreasing salary, occupancy and other operating costs. Part of this was achieved by the efficiencies derived by combining our two banks in the first quarter. Costs related to consolidation were almost totally absorbed in the first and second quarters.

Our Picayune office reached a break-even point after 12 months of operation. Picayune currently has $10 million in loans and $7 million in deposits, and its operations are now housed in a permanent facility that officially opened in May 2004.

We recently filed an application to open a branch in Pascagoula, Mississippi. We have already opened a loan production office there and are pleased with the results. Based on early estimates, we hope to reach the break-even point for Pascagoula operations within the first year.

Thank you for supporting our company through its start up and maturing process. I hope you share the excitement that the board and I have when assessing our progress and opportunities.

                                                                       Sincerely,

                                                                       /s/ David E. Johnson

                                                                       David E. Johnson
                                                                       President, CEO &
                                                                       Chairman of the Board

                          THE FIRST BANCSHARES, INC.

                    CONDENSED CONSOLIDATED BALANCE SHEETS

($ amounts in thousands)                        (Unaudited)
                                                  June 30,   December 31,
      ASSETS                                       2004          2003
                                                 --------      --------

Cash and due from banks                          $  4,555      $  5,046
Interest-bearing deposits with banks                  625           702
Federal funds sold                                  1,489           117
                                                 --------      --------
   Total cash and cash equivalents                  6,669         5,865

Securities held-to-maturity, at amortized cost         15            15
Securities available-for-sale, at fair value       21,609        31,281
Loans held for sale                                 3,193         1,562
Loans                                             137,590       113,680
Allowance for loan losses                          (1,356)       (1,166)
                                                 --------      --------
       LOANS, NET                                 136,234       112,514

Premises and equipment                              8,706         8,365
Accrued income receivable                             956           822
Cash surrender value                                3,249         3,170
Other assets                                        1,005         1,347
                                                 --------      --------

                                                 $181,636      $164,941
                                                 ========      ========

      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Deposits:
      Noninterest-bearing                        $ 24,635      $ 19,995
      Time, $100,000 or more                       27,187        27,558
      Interest-bearing                             78,435        74,145
                                                 --------      --------
          TOTAL DEPOSITS                          130,257       121,698

   Interest payable                                   160           168
   Borrowed funds                                  27,646        19,986
   Subordinated debentures                          7,217         7,217
   Other liabilities                                  328           221
                                                 --------      --------

          TOTAL LIABILITIES                       165,608       149,290

SHAREHOLDERS' EQUITY:
   Common stock, $1 par value. Authorized
      10,000,000 shares; 1,191,659 issued
      at June 30, 2004 and December 31, 2003.       1,192         1,192
   Preferred stock, par value $1 per share,
      10,000,000 shares authorized; no shares
      issued or outstanding                           -             -
   Additional paid-in capital                      12,949        12,949
   Retained earnings                                2,405         1,951
   Accumulated other comprehensive income (loss)      (54)           23
   Treasury stock, at cost, 26,494 shares
      at June 30, 2004 and December 31, 2003         (464)         (464)
                                                 --------      --------

          TOTAL SHAREHOLDERS' EQUITY               16,028        15,651
                                                 --------      --------

                                                 $181,636      $164,941
                                                 ========      ========

                          THE FIRST BANCSHARES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

($ amounts in thousands except earnings per share)

                                    (Unaudited)         (Unaudited)
                                Three Months Ended    Six Months Ended
                                      June 30,             June 30,
                                ------------------- -------------------
                                   2004      2003       2004       2003
                                --------   --------   -------- --------
INTEREST INCOME:
   Loans, including fees        $  2,427   $  2,517   $  4,678   $4,949
   Securities:
      Taxable                        140        133        318      292
      Tax exempt                      35         24         61       49
   Federal funds sold                  6         10         10       22
   Other                               3         20         28       41
                                --------   --------   -------- --------
        TOTAL INTEREST INCOME      2,611      2,704      5,095    5,353

INTEREST EXPENSE:
   Deposits                          459        601        927    1,198
   Other borrowings                  277        219        535      443
                                --------    -------   -------- --------
        TOTAL INTEREST EXPENSE       736        820      1,462    1,641
                                --------    -------   -------- --------
        NET INTEREST INCOME        1,875      1,884      3,633    3,712
PROVISION FOR LOAN LOSSES            154        125        288      211
                                --------   --------   -------- --------

         NET INTEREST INCOME
          AFTER PROVISION
          FOR LOAN LOSSES          1,721      1,759      3,345    3,501

NONINTEREST INCOME:
   Service charges on deposit
     accounts                        377        345        725      673

Other service charges,
     commissions and fees            110        103        183      203
   Gain on sale of properties        -          -          152        -
                                --------   --------   -------- --------
        TOTAL NONINTEREST INCOME     487        448      1,060      876
                                --------   --------   -------- --------
NONINTEREST EXPENSES:
   Salaries and employee
     benefits                        979        992      1,930    1,975
   Occupancy and equipment
     expense                         282        306        568      593
   Other operating expenses          481        540        953      967
                                --------   --------    ------- --------

        TOTAL NONINTEREST EXPENSES 1,742      1,838      3,451    3,535
                                --------   --------    ------- --------

        INCOME BEFORE INCOME TAXES   466        369        954      842

INCOME TAXES                         164        124        325      282
                                --------   --------    ------- --------

          NET INCOME            $    302   $    245    $   629   $  560
                                 ========  ========    ======= ========

EARNINGS PER SHARE -
   BASIC                        $    .26   $    .21     $  .54   $  .48
EARNINGS PER SHARE -
   ASSUMING DILUTION                 .25   $    .20     $  .53   $  .46
DIVIDENDS PER SHARE             $     -    $     -      $  .15   $  .10